UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2010
Motorcar Parts of America, Inc.
(Exact name of registrant as specified in its charter)

New York	001-33861	11-2153962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 California Street, Torrance CA	90503
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 212-7910
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On May 12, 2010, Motorcar Parts of America, Inc. (the “Registrant”) entered into a First Amendment (the “First Amendment”) to its Revolving Credit and Term Loan Agreement (as amended, the “Credit Agreement”), with Union Bank, N.A., as administrative agent and lender, and Branch Banking & Trust Company. The First Amendment provides, among other things, that the borrowing reserve in connection with the Registrant’s revolving facility under the Credit Agreement be increased from $7,500,000 to $10,000,000.
The foregoing summary of the First Amendment does not purport to be complete and is qualified in its entirety by the terms of the First Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits
10.1	First Amendment to the Revolving Credit and Term Loan Agreement, dated as of May 12, 2010, by and among Motorcar Parts of America, Inc., Union Bank, N.A., and Branch Banking & Trust Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORCAR PARTS OF AMERICA, INC.
Date: May 13, 2010	/s/ Michael M. Umansky
Michael M. Umansky
Vice President and General Counsel

EXHIBIT INDEX
10.1	First Amendment to the Revolving Credit and Term Loan Agreement, dated as of May 12, 2010, by and among Motorcar Parts of America, Inc., Union Bank, N.A., and Branch Banking & Trust Company.